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                                                                   EXHIBIT 10.20


[LOGO]                                226 West 26th Street, Studio D
                                         New York, New York 10001
                                  Tel: (646) 205-8300 o (646) 205-8315

August 31, 2001

Stephen J. Schoepfer
4 Buchak Circle
Princeton Junction, NJ  08550

Re: Amended and Restated Employment Agreement

Dear Steve:

This letter sets forth our agreement relating to your continued employment with JagNotes.com Inc. or any successor entity ("Company"). Further, this amended and restated employment agreement shall replace and supercede in all respects that certain employment agreement between you and the Company dated December 14, 2000 ("Original Agreement").

1. Term. This agreement will govern the principal terms and conditions of your employment from August 28, 2001 until August 31, 2004 (the "Term"), and the termination thereof that occurs during, and in certain cases as specified below, upon or following the expiration of the Term.

2. Positions; Duties. You will be employed by the Company as Executive Vice President & Chief Operating Officer. The foregoing executive positions, along with any other executive or board positions you currently or may hereafter hold for the Company or any of its subsidiaries or other affiliates ("Affiliates"), are referred to collectively as the "Executive Positions." You will report to the Chief Executive Officer of the Company and/or the Board of Directors of the Company, and will perform such reasonable duties as may be assigned to you. Your duties will include overseeing executive matters of the Company and its subsidiaries. You agree to use your best efforts to perform your duties faithfully, to devote all of your working time, attention and energies to the business of the Company, and while you remain employed with the Company, you will not engage in any other business activity that is in conflict with your duties and obligations to the Company.

3. Base Salary. You will be paid a base salary at an annual rate as follows, payable in accordance with the normal payroll practices established by the Company:

                  August 28, 2001 - August 27, 2002 ("Year 1") - $150,000
                  August 28, 2002 - August 29, 2003 ("Year 2") - $150,000
                  August 30, 2003 - August 31, 2004 ("Year 3") - $150,000


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4.       Incentive Bonus. In addition to your base salary, you shall be eligible to receive the following incentive stock bonuses:

         (a) Year 1 Incentive. If the average closing bid price of the Company's common stock for Year 1 is $1.00 or greater, you shall be granted an additional option to purchase 500,000 shares of the Company's common stock at a price equal to 25% of the closing bid price for the stock on the last trading day of Year 1. Such option shall (i) be granted as of the last trading day of Year 1; (ii) vest with respect to the entire 500,000 shares on the date of grant of such option; (iii) terminate on the earlier of the 10 year anniversary of the date of grant of such option or the 1,095th day following the effective date of your resignation or the termination of your employment; and (iv) be granted pursuant to the Company's Long-Term Incentive Plan ("Year 1 Option").

         (b) Year 2 Incentive. If the average closing bid price of the Company's common stock for Year 2 is $2.00 or greater, you shall be granted an additional option to purchase 500,000 shares of the Company's common stock at a price equal to 25% of the closing bid price for the stock on the last trading day of Year 2. Such option shall (i) be granted as of the last trading day of Year 2; (ii) vest with respect to the entire 500,000 shares on the date of grant of such option; (iii) terminate on the earlier of the 10 year anniversary of the date of grant of such option or the 1,095th day following the effective date of your resignation or the termination of your employment; and (iv) be granted pursuant to the Company's Long-Term Incentive Plan ("Year 2 Option").

         (c) Year 3 Incentive. If the average closing bid price of the Company's common stock for Year 3 is $3.00 or greater, you shall be granted an additional option to purchase 500,000 shares of the Company's common stock at a price equal to 25% of the closing bid price for the stock on the last trading day of Year 3. Such option shall (i) be granted as of the last trading day of Year 3; (ii) vest with respect to the entire 500,000 shares on the date of grant of such option; (iii) terminate on the earlier of the 10 year anniversary of the date of grant of such option or the 1,095th day following the effective date of your resignation or the termination of your employment; and (iv) be granted pursuant to the Company's Long-Term Incentive Plan ("Year 3 Option").

         (d) Subsidiary Incentive. If at any time during the Term the Company is successful in creating and "spinning off" one or more subsidiaries which, during the Term, trade on the NASDAQ Small Cap Market, NASDAQ National Market or the American Stock Exchange ("Qualified Market(s)"), you shall be granted an option to purchase 5% of the outstanding shares of each such subsidiary's common stock at a price equal to 25% of the closing bid price for such subsidiary's stock on the first day of trading on any of the Qualified Markets, which option shall (i) be granted on the date which is the first date the stock of such subsidiary trades on a Qualified Market; (ii) vest with respect to the entire 5% interest

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              on the date of grant of such option; (iii) terminate on the earlier of the 10 year anniversary of the date of grant of such option or the 1,095th day following the effective date of your resignation or the termination of your employment; and (iv) be granted pursuant to such subsidiary's Long-Term Incentive Plan ("Subsidiary Option"). For purposes of this Agreement, "spinning off" a subsidiary shall mean granting as a dividend (or otherwise distributing) to the Company's shareholders all or a portion of the Company's stock ownership in such subsidiary.

         If the Year 1 Option, Year 2 Option, Year 3 Option and/or the Subsidiary Option are required to be issued pursuant to this agreement, the Company shall, within 14 days after the required grant date of the option, file with the SEC a registration statement on Form SB-2 which will register for sale the entire number of shares under the respective option. The Company shall use its best efforts to cause the SEC to declare such registration statement effective within 30 days after filing.

5. Benefits. The Company will, at all times throughout the Term, provide you with health insurance coverage no less favorable than the health insurance coverage currently provided by the Company to its employees through Oxford Health Insurance, as well as such other fringe benefits and insurance coverage as it may establish for similarly situated employees.

6. Stock Options. The three (3) options granted to you under the Original Agreement are hereby cancelled, and in their place, you are hereby granted an option to purchase shares of JagNotes.com Inc. common stock, as more particularly set forth in the Option Grant Certificate contained in Annex 1 to this agreement. The option is granted pursuant to the Company's 1999 Long-Term Incentive Plan, as amended (the "Plan"), and shall be subject to the terms thereof. You shall at all times during the Term have the right to exercise your options (in whole or in part) in a broker-assisted cashless transaction. To facilitate this process, the Company shall maintain its current cashless exercise program with Salomon Smith Barney for your benefit. In addition, immediately prior to a "change in control" of the Company (as defined in the Plan), you will receive an option to acquire 1,000,000 shares of the Company's common stock (subject to equitable adjustment for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exerciseable in full and expire on the earlier of ten years from such change in control and three years after termination of employment ("Change in Control Option").

7. Subsidiary Ownership Interest. You will be granted a 5% ownership interest in the Company's subsidiary for its Hispanic/Latin operations, if and when such subsidiary is established ("Latin Subsidiary"), which interest shall not be subject to dilution of any kind. Should there subsequently occur any transaction or series of related transactions in which additional shares, units or interests are issued (or securities exchangeable, convertible or exercisable for or into units or interests), you will be granted such additional shares, units or interests as may be necessary to maintain your 5% ownership interest. Upon the establishment of the Latin Subsidiary, you and the Latin Subsidiary shall execute such agreements and documents as are necessary or desirable to establish properly your ownership interest in the Latin Subsidiary.

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8.       Executive Equipment & Company Credit Card. To assist you in rendering your duties in a more efficient and productive manner the Company shall provide you (at the Company's sole cost and expense) a laptop computer, portable color printer, digital mobile telephone (and related account), personal digital assistant, portable digital dictation device, and such other equipment, accessories and software as you may require from time to time ("Executive Equipment"). The Executive Equipment shall be provided for your exclusive use throughout the Term and shall be upgraded once during the Term at your discretion, except for software, which shall be upgraded as and when the software publishers issue upgrades. You shall also be provided a Company credit card for use by you in connection with Company travel, entertainment and other Company matters. If you resign for any reason or the Company terminates your employment "without cause," as defined in paragraph 11, you shall automatically obtain ownership and title to the Executive Equipment, without cost to you.

9. New York/New Jersey Office. During the Term, and any renewal term (s), you shall be assigned to the Company's current New Jersey offices or such other office location in New Jersey or the New York metropolitan area, as you may agree, in writing, to occupy ("New York/New Jersey Office") and the Company may not require you to work from any other office location, without your prior written consent. You shall at all times during the Term be provided an executive assistant of your choosing in the New York/New Jersey Office, who shall (a) work exclusively for you, (b) be paid a salary and other compensation determined by you, and (c) be provided a separate office and equipment in the New York/New Jersey Office.

10. Vacation. For each calendar year of the Term you shall be entitled to five (5) weeks paid vacation, which (a) shall fully accrue on January 1st of each year of the Term and (b) you may take at your discretion. You may accrue and carry forward up to three (3) weeks of unused vacation time during any calendar year to the following calendar year. Upon (x) your removal from any of the Executive Positions "without cause," (y) your resignation from any of the Executive Positions for "good reason" or (z) the expiration of the Term, you shall receive a lump sum cash payment for all accrued and unused vacation time computed at your then current salary rate.

11. Termination. (a) You are free to resign from the Executive Positions at any time, and the Company is free to terminate your employment at any time. Upon any such termination or resignation, you will be entitled to any amounts earned and accrued but not yet paid. In addition, if you resign for "good reason", or if the Company (and/or any of its Affiliates) terminates your employment "without cause", you will be entitled to the following severance payments and benefits: (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the Term (the "Severance Period"), (ii) a lump sum cash payment equal to your highest rate of annual base salary in effect during the Term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at your then current salary rate and (iv) accelerated vesting of all your outstanding stock options. Such cash payments will be made within 10 days of your termination of employment, and shall not be subject to offset for amounts earned by you in respect of any subsequent employment, nor shall you be required to seek any such subsequent employment.

         (b) For purposes of this paragraph 11, your employment will be treated as having been terminated by the Company "without cause" if the Company (and/or any of its Affiliates) initiates the termination of your employment in any of the Executive Positions during the Term or upon the expiration of the Term (whether or not you continue your employment in any of the Executive Positions from which you have not been terminated), other than by reason of (i) your material dishonesty, (ii) your material failure, refusal or neglect to perform your job functions (other than by reason of a disability described below) that continues after you have been provided adequate and specific written notice thereof, (iii) your material breach of a Company policy that either cannot be cured or is not cured after adequate and specific written notice thereof, (iv) your conviction of a felony; (v) your willful unauthorized disclosure of confidential information that is likely to result in material harm to the Company, or (vi) your inability, by reason of a physical or mental impairment, to substantially perform your job functions for a period of six (6) consecutive months. Any termination notice given to you by the Company or any of it's Affiliates shall state with specificity the exact grounds for the termination and whether such termination is for "cause" or "without cause" pursuant to this agreement. Any termination notice not specifying the grounds for the termination and whether such termination is for "cause" or "without cause," shall automatically and irrevocably be deemed a termination "without cause" pursuant to this agreement.

         (c) For purposes of this paragraph 11, you will be treated as having resigned for "good reason" if you resign (i) following any material breach by the Company of its obligations under this agreement that continues after you have provided adequate and specific written notice thereof, (ii) in connection with any proposed or actual relocation of the Company's New York/New Jersey Office, or any requirement that you work from an office other than the New York/New Jersey Office, (iii) within the one year period following (x) a change in control (as defined in the Plan) with respect to the Company or a change in control (as defined below) with respect to any Affiliate that occurs during the Term or (y) your removal from any of the Executive Positions, whether or not such removal occurs during the Term, or (iv) upon expiration of the Term, if the Company has failed to offer you continued employment on terms at least as favorable to you as those set forth in this agreement. With respect to any Affiliate of the Company, a "change in control" shall mean any transaction whereby, after giving effect to such transaction, the beneficial owners of the Affiliate's voting securities (or interest) prior to such transaction cease to beneficially own, either singly or in the aggregate, at least 60% of the voting power of the Affiliate or any successor to substantially all of the business or assets of any Affiliate of the Company.

         (d) If the Change in Control Option is required to be granted pursuant to this agreement, the Company or its successor shall, within 14 days after your effective resignation or termination date, file with the SEC a registration statement which will register for immediate sale the entire 1,000,000 shares under the Change in Control Option. The Company or its successor shall use its best efforts to cause the SEC to declare such registration statement effective within 30 days after filing.


12. Certain Taxes. The Company will pay to you an amount that, on an after-tax basis (including federal income, excise and social security taxes, and state and local income taxes), equals any excise tax that is determined to be payable by you pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (and any interest or penalties related to the imposition of such excise tax), by reason of entitlements under this agreement (including this paragraph
         12), as well as entitlements outside of this agreement that are described in Section 280G(b)(2)(A)(i) of the Code. For purposes of this paragraph 12, you shall be deemed to pay federal, state and local income taxes at the highest marginal rate of taxation. The determination as to the amount payable pursuant to this paragraph 12 shall be made by such nationally recognized consulting or accounting firm as may be agreed to by the parties.

13. Withholding. The Company shall have the right to withhold from any amount payable hereunder an amount necessary in order for the Company to satisfy any withholding tax obligation it may have under applicable law.

14. Company Policies. You agree to abide by the Company's policies as may be implemented from time to time, including the Company's Policy and Procedures regarding Securities Transactions and Personal Conduct, Ethics and Business Transactions, a copy of which is attached to this Agreement as Annex 2 and which shall be executed by you simultaneous with your execution of this agreement.

15. Confidentiality. You agree that at no time (neither during nor after the Term) will you (i) use or disclose, or authorize any other person or entity to use or disclose, any information relating to the Company or its Affiliates of a confidential nature (e.g., strategic plans, specifications for existing or future technology) other than as necessary to further the business objectives of the Company in accordance with the terms of your employment, or (ii) take or cause to be taken any action which disparages the Company or any of its personnel or is likely to expose the Company or any of its personnel to any material liability to any person.

16. Governing Law. The terms of this agreement and the option grant certificate, and any action arising thereunder, shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.



                                     * * * *



If the foregoing is acceptable to you, kindly sign and return to me one copy of this agreement.


Sincerely yours,
JAGNOTES.COM INC.                             AGREED TO AND ACCEPTED BY:



By: /s/ Gary Valinoti                         /s/ Stephen J. Schoepfer
   ------------------                         --------------------------------
   Name: Gary Valinoti                              Stephen J. Schoepfer
   Title: President & CEO

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                                     ANNEX 1
                                       to
                   Employment Agreement dated August 31, 2001
                                     Between
                   JagNotes.com Inc. and Stephen J. Schoepfer





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                            OPTION GRANT CERTIFICATE








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                                                                               8





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                                JAGNOTES.COM INC
                          1999 LONG-TERM INCENTIVE PLAN

                            Option Grant Certificate

This Grant Certificate evidences the grant of an option pursuant to the provisions of the 1999 Long-Term Incentive Plan (the "Plan") of JagNotes.com Inc (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1.       Name of Grantee:

                  Stephen J. Schoepfer

2. Number of shares of Stock of the Company which are subject to this option:

                  1,000,000 shares

3.       Exercise price of shares subject to this option:

                  $0.02 per share

4.       Date of grant of this option:

                  August 31, 2001

5.       Vesting:

                  The entire 1,000,000 shares shall vest on August 31, 2001

6.       Termination date of this option:

                  The earlier of the tenth anniversary of the date of grant, or the 1,095th day following your resignation or the termination of your employment. Notwithstanding the foregoing, this option shall terminate immediately if such termination is for cause, as determined by the Committee.

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects.

At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

JagNotes.com Inc                                  AGREED TO AND ACCEPTED BY:



By: /s/ Gary Valinoti                             /s/ Stephen J. Schoepfer
    ---------------------                         -----------------------------
    Name: Gary Valinoti                                Stephen J. Schoepfer
    Title: President & CEO

                                     ANNEX 2
                                       to
                   Employment Agreement dated August 31, 2001
                                     between
                   JagNotes.com Inc. and Stephen J. Schoepfer




================================================================================


                          Company Policy and Procedures

                                    Regarding

                             Securities Transactions

                                       And

               Personal Conduct, Ethics and Business Transactions



================================================================================

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                                JagNotes.com Inc.

           Acknowledgement of Receipt of Company Policy and Procedures

         Enclosed is the Company's Policy and Procedures for Securities Transactions.

         References in the enclosed documents to "the Company" include JagNotes.com Inc. and its subsidiaries.

         Please read the enclosed carefully. Violation of the policies and procedures set forth in these materials could result in termination of your relationship with the Company or, in some cases, civil or criminal penalties. Once you have read the enclosed document, please sign below and return this form to the Company's General Counsel.

         If you have any Questions about the enclosed policies, please contact:

                          Thomas J. Mazzarisi, Esq.
                          Executive Vice President
                           & General Counsel
                          JagNotes.com Inc.
                          6865 S.W. 18th Street
                          Suite B-13
                          Boca Raton, FL  33433
                          Tel. # : (561) 393-0605
                          Fax # :  (561) 393-6018
                          E-mail: tjm@jagnotes.com

         I acknowledge that I have read and understand the policy and procedures described above and I further agree to fully comply with all the policies and procedures set forth therein.



Dated:  August 31, 2001
                                           STEPHEN J. SCHOEPFER
                                           --------------------------
                                           Print Name



                                           /s/ Stephen J. Schoepfer
                                           --------------------------
                                           Signature

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                                JagNotes.com Inc.

                            ------------------------

                Policy and Procedures for Securities Transactions

                            ------------------------

         The policies and procedures set forth herein are established to foster compliance with Federal securities laws and prevent any appearance of impropriety by key personnel of the Company. Accordingly, these policies and procedures apply to all officers, directors and employees of the Company, as well as to certain consultants to the Company.

         In addition, such policies and procedures apply to all securities accounts and trading by the spouse, minor children or household relatives of, and all securities accounts and trading which can be controlled or influenced by, any of the foregoing individuals.

I.       SECURITIES TRANSACTIONS IN THE COMPANY'S SHARES

         A.       Prohibition against Short Sales

                  Short sales of the Company's shares are prohibited.

         B.       Prohibitions Against Insider Trading

              1.  General Rules

                  1.1 Under Rule 10b-5, a director, officer, employee or
                      consultant who is aware of material information relating to the Company which has not been publicly disclosed is prohibited from trading in the Company's securities, or directly or indirectly disclosing such information to any person so that such person may trade in the Company's securities. The prohibition against insider trading extends to giving casual "tips" to friends, relatives and others. Both the "tipper" and his "tippee" can be held liable if trades result from such unauthorized disclosures. In a few instances, disclosures made in casual conversation during a golf game or cocktail party have resulted in liability, so caution is advised. Insider trading and the "tipping" of material non-public information may also compel the Company to disclose certain matters prematurely, such as pending negotiations, that are not yet ripe for disclosure.

                  1.2 It is difficult to describe exhaustively what constitutes material information, but the term generally includes any information -- positive or negative -- which if disclosed might have an effect on the market price of the Company's securities or might be of significance to an investor in determining whether to purchase, sell, or hold such securities. Information may be significant for this purpose even if alone it would not determine the investor's decision. Examples of material information include a potential business acquisition, earnings results, internal financial information which departs in any way from what the market would expect, important "product" developments, the acquisition or loss of a major contract or an important financing transaction. Obviously this is not an exhaustive list, and other types of information may be deemed material at particular times.

                  1.3 Information is generally considered public when it has been distributed in a manner designed to make the information accessible to the investing public at large. Distribution through wire services and normal business news channels is usually sufficient. Material information should not be considered public until the market has had a chance to absorb it -- a process that can take several days if the matter disclosed is complex or the information is not widely distributed.

             2.   Consequences of Insider Trading

                  2.1 The consequences of insider trading are serious. They
                      include civil suits for rescission or damages by private parties and SEC civil and criminal enforcement actions.

                  2.2 The SEC may also bring an action in federal court to
                      impose a civil penalty against a person who "controlled" the violating person, if the "controlling person" knew or recklessly disregarded the fact that a controlled person (e.g., an employee of the Company) was likely to engage in insider trading and failed to take action to prevent the violation. The term "controlling person" in this context means the Company and any person with power to influence or control the direction or management, policies or activities of another person, and arguably includes directors and officers of the Company.

                  2.3 A person who engages in insider trading may be penalized up to three times the profit gained or loss avoided, in addition to being required to disgorge all wrongfully obtained profits. Controlling persons may be penalized up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of a director's, officer's or employee's insider trading violation, except that in the case of "tipping" the maximum penalty is the profit gained or loss avoided by the "tippee." Good faith is not a defense if the controlling person knew or had reason to know that a director, officer or employee was engaging in insider trading (or acted with reckless disregard) and failed to take appropriate action. The SEC has up to five years from the date of the purchase or sale to bring an action against a controlling person.

         C.       Additional Restrictions on Sales by Certain Persons - Rule 144

              1. The Securities Act of 1933 generally deals with the offering and sale of securities by issuers and certain persons related to the issuer and prohibits sales of securities by "affiliates" (generally, persons who "control" an issuer) without registration under the 1933 Act unless an exemption is available. As a practical matter, these affiliates are treated for these purposes as if they were the issuer itself and must, in the absence of an exemption, register any sale of the issuer's securities -- even if they bought the securities on the open market or in a registered transaction.

              2. Rule 144 under the 1933 Act exempts affiliates from the registration requirements of the 1933 Act in connection with their sale of shares if the requirements of Rule 144 are met. The Rule 144 requirements for an affiliate's sale to be exempt from registration include: (i) there must be adequate information about the Company in the public market, (ii) the sales must be normal broker transactions or made directly to a "market-maker," (iii) the volume of shares sold in any three-month period may not exceed 1 percent of the Company's outstanding shares, or, if higher, the average weekly reported trading volume for the Company's shares for the preceding four calendar weeks, and (iv) the selling stockholder must file Form 144 with the SEC (three copies) at the time the order is placed with the broker, unless no more than 500 shares having an aggregate market value of not more than $10,000 are being sold in any three-month period. For purposes of these quantity limits, certain sales (such as those of certain close relatives or of any other person selling in concert, as well donees or pledges in certain cases) are aggregated with the sales of an affiliate.

              3. The 1933 Act also imposes restrictions on the sale of securities purchased from an issuer or an affiliate of the issuer with a view to distribution, including securities purchased from an issuer or an affiliate in a chain of transactions not involving a registered public offering. These securities are "restricted securities" and may not be sold unless the securities are registered under the Securities Act for sale or an exemption from registration can be claimed. Rule 144 establishes a safe harbor for the sale of restricted securities if certain conditions are met. Rule 144 requires that persons seeking to sell restricted securities must have held the securities before a sale for at least one year from the acquisition from the Company or an affiliate. The Rule allows for "tacking" some holding periods. After one year, the holder is permitted to sell restricted securities without filing a registration statement covering the securities to be sold if the requirements described in C.2 (i)-(iv) above have been met. After holding the securities for two years, persons who are not deemed "affiliates" may sell their shares without restriction.

         D.       Ownership of the Company's Shares

              1. Employees, Officers and Directors are encouraged to invest in the Company. Nevertheless, any purchase or sale of the Company's shares must be cleared in advance by the Company's General Counsel. Requests for trades must be in writing or via e-mail and no trades may be effected unless or until the General Counsel has approved it in writing or by e-mail. A transaction may only be effected within 5 business days from such approval or such shorter period as may be specified by the General Counsel when approving the transaction.

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
              2. To avoid even an appearance of impropriety, you should not engage in short-term trading in the Company's shares. Any investment in the Company's shares must be held for at least six months. In cases of special hardship, you may request (in writing or via e-mail) a specific exemption from this policy in writing from the General Counsel, whose decision must be in writing (or delivered via e-mail) and shall be final and conclusive.


         II. SECURITIES TRANSACTIONS IN PUBLICLY TRADED SECURITIES OTHER THAN THOSE OF THE COMPANY

         A.       Prohibited Investments

                  All investments in publicly traded securities (directly or through puts, calls or other securities based thereon or derivative thereof) are prohibited except as expressly permitted below.

         B.       Permitted Securities Investments

              1. Investments in privately held securities for which there is no public market are permitted, but the Company's General Counsel should be informed in writing (or via e-mail) of any such holding or investment and further notified in advance of any initial public offering of such an investment.

              2. Investment in the following publicly traded securities is permitted at all times:

                  (a) United States Treasury securities and all other government obligations issued by any country, state, municipality or other political subdivision.

                  (b) Investment-grade, non-convertible debt securities.

                  (c) All broad based mutual funds or closed-end funds available generally to the public.

                  (d) All index-based securities (such as Standard and Poor's
                      500, Major Markets, Value Line and Euro Top 100).

                  (e) Foreign currencies and foreign currency options, warrants, futures and futures options.

         C.       Special Requests

              1. Any special requests for permission to make or continue any investment upon becoming subject to these policies not expressly permitted by these policies in light of special circumstances or hardship that might be caused by liquidation or failure to make such an investment shall be addressed in writing (or via e-mail) to the General Counsel of the Company. The General Counsel shall have the right, in his sole discretion, to approve or disapprove any such investment or divestiture and to impose any condition to any approval as he may deem required.

              2. The General Counsel shall also have the right to approve any blind trust or alternative arrangement that protects the Company's interests.

         D.       Compliance

              1. At least annually, and at the Company's request, each person subject to these policies will execute and submit an acknowledgment of compliance with these policies for the relevant period.

              2. In the event that the Company, in its non-reviewable discretion, determines that it is necessary or appropriate to inspect the financial, tax, and/or accounting records of any person to assure compliance with this policy, such person shall provide the Company with any and all financial information requested. The Company will make arrangements for any such review to be done at the Company's expense by an outside accounting or law firm under conditions which protect the privacy of the person involved.

III.     ADDITIONAL RESTRICTIONS

         The policies and procedures set forth herein are the Company's general policies only. The Company reserves the right to adopt supplemental policies or impose additional restrictions or requirements as the Company may deem necessary or useful to effect the purposes of these policies and procedures.

                                JagNotes.com Inc.

                            ------------------------

        Policy with Respect to Personal Conduct and Integrity and Ethical
                               Business Practices

                            ------------------------

> The Company expects its personnel to meet a high standard of personal integrity and ethical business practices.

> You should not profit, directly or indirectly, from ideas or information learned or contacts developed in the course of employment with the Company, without prior disclosure to and approval by the Company's President. This includes not making any use of financial or other information learned during the course of your employment.

> You should generally not accept gifts or favors from business contacts, except trinkets of nominal value. This includes discounted merchandise or services not available to the general public. The acceptance of cash or its equivalent is strictly prohibited. The Company's President or his designee must approve any gift valued at $100 or more which cannot appropriately be refused.

> You should not participate in any outside activity that could or might appear to interfere with your objectivity or commitment to the Company, including

         o accepting any employment outside the Company, even on personal time, without prior approval by the President of the Company or his designee;

         o making any paid appearances without prior approval by the President of the Company or his designee.

> You should not at any time during or after your employment with the Company communicate or disclose confidential information (information of a secret or confidential nature relating to the business of the Company or its affiliates) to any person, corporation or entity.

> You should retain only reputable firms and representatives to represent the Company and make sure they comply with both applicable law and Company policies.

> You should not hire, supervise or do any kind of Company business with relatives or friends without prior approval by the Company's President.

> You should not use Company resources (e.g., equipment, e-mail, Internet access, and telephones) or the Company's name (e.g., use of Company letterhead) in any way with respect to personal outside activities. This includes the use of Company time for outside activities.

> Your expense reports and all other business records must be promptly submitted, completely accurate and reflect only legitimate business expenses.

> You should only provide business entertainment and gifts that are ordinary, reasonable, and lawful. They must comply with the policies of the Company and also the customer/supplier. If gifts, entertainment, games and promotions violate customer/supplier policies or are offered to their employees, without the employer's permission, they can look like bribes. All gifts should be approved and properly reported.

>        You should never offer or give bribes or kickbacks.

> You should not make contributions on behalf of the Company to political candidates or political parties. It may be against the law.

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